Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT:     Charles D. Jehl
(512) 433-5229

FORESTAR GROUP INC. REPORTS THIRD QUARTER 2016 RESULTS

Forestar significantly transformed in one year through execution of our key initiatives to reduce costs, divest non-core assets, strengthen balance sheet and focus on maximizing shareholder value.
Transformation - Highlights

•	Actions taken to eliminate over $50 million in annualized SG&A, expect full cost savings realization once all non-core assets are sold

•	Decreased headcount by over 50% compared to 2014 peak

•	Executed $425 million in non-core asset sales

•	Reduced outstanding debt by over $320 million - reducing annual interest expense by approximately $23 million going forward
AUSTIN, TEXAS, November 8, 2016—Forestar Group Inc. (NYSE: FOR) (“Forestar” or the “Company”) today reported third quarter 2016 net income of approximately $9.7 million, or $0.23 per share outstanding, compared with third quarter 2015 net loss of approximately ($164.2) million, or ($4.79) per share outstanding. Third quarter 2016 earnings from continuing operations were approximately $16.8 million, or $0.40 per share outstanding, compared with third quarter 2015 net loss from continuing operations of approximately ($57.3) million, or ($1.67) per share outstanding.
Significant progress: Sold Non-Core Assets, Strengthened Balance Sheet, Reduced Costs and Focused on Core Community Development Business
"In one year, we have made significant progress transforming Forestar through the execution of our key initiatives to divest non-core assets, reduce outstanding debt, reduce SG&A costs and focus on maximizing shareholder value. Key highlights include selling $425 million in non-core assets, reducing outstanding debt by over $320 million, and reducing annual interest expense by approximately $23 million going forward. Once non-core asset sales are fully executed, projected annual SG&A costs are expected to decrease by over $50 million compared with 2015 actuals. In addition, we have transformed our capital structure by significantly reducing leverage, which has strengthened our balance sheet and created flexibility," said Phil Weber, Chief Executive Officer of Forestar.
"In addition to executing these initiatives, we have focused on maximizing shareholder value delivered from our core community development business. Builder demand for residential lots in our key communities remains steady. At third quarter-end 2016, we have over 2,080 residential lots under option contract with builders, the highest number of lots under option contract in over five years, " continued Mr. Weber.
Business Segments
Forestar manages its operations through three business segments: real estate, mineral resources and other.
REAL ESTATE

Third Quarter 2016 Highlights (Includes Ventures)

•	Sold 332 developed residential lots for $70,000 per lot

•	Sold 243 residential tract acres for $26,800 per acre

•	Sold 110 commercial acres for approximately $76,200 per acre

◦	Includes 108 acres - Antioch, CA project for $7 million

•	Sold approximately 6,500 acres of undeveloped land for $2,410 per acre

•	Incurred $7.6 million in non-cash impairments, primarily related to a multifamily site under contract in Austin

Segment Financial Results:

($ in millions)	Q3 2016	Q3 2015	Q2 2016
Segment Revenues	$45.3	$28.0	$46.4
Segment Earnings	$15.0	$5.2	$73.3

Real estate segment earnings increased in third quarter 2016 compared with third quarter 2015 principally due to higher undeveloped land sales activity which was offset by non-cash impairment charges of $7.6 million related to one non-core multifamily site and two non-core community development projects. Commercial sale activity in third quarter 2016 is primarily related to sale of 108 acres from our San Joaquin River project in Antioch, California for $7 million which generated approximately $37 million in tax losses to offset tax gains. Residential tract sale activity in third quarter 2016 is related to the bulk sale of 243 acres from a venture project near Austin for $6.5 million which contributed approximately $1.4 million in segment earnings. Second quarter 2016 real estate segment earnings includes gain on sale of non-core assets of $107.7 million, principally due to a $95.3 million gain associated with the sale of the Radisson Hotel & Suites and over $10.3 million in gains associated with the sale of our Eleven multifamily community and sale of our Dillon multifamily site, which were partially offset by non-cash impairment charges of $48.8 million related to five non-core community development projects and one non-core multifamily site.

MINERAL RESOURCES

Segment Financial Results:

($ in millions)	Q3 2016	Q3 2015	Q2 2016
Segment Revenues	$1.4	$2.5	$1.3
Segment Earnings	$1.2	$0.1	$0.9

Mineral Resources segment earnings increased in third quarter 2016 compared with third quarter 2015 principally due to a non-cash impairment charge of $1.8 million related to Louisiana wells in third quarter 2015. In third quarter 2016, royalty revenues declined principally due to lower oil and gas production volumes and prices.
OTHER

Segment Financial Results:

($ in millions)	Q3 2016	Q3 2015	Q2 2016
Segment Revenues	$0.5	$1.7	$0.3
Segment Earnings (Loss)	($0.2)	($0.1)	($0.2)

Third quarter 2016 other segment revenues decreased compared with third quarter 2015 principally due to deferral of timber harvest activity in support of our key initiative to exit our non-core timberland and undeveloped land.
OUTLOOK

Fundamentals Stable in Forestar's Community Development Markets
“Fundamentals are stable in our community development markets supported by low developed lot inventories. Forestar sold 1,105 residential lots in the first nine months of 2016 and we continue to project 2016 residential lot sales volume to be in the range of 1,600 - 1,800 lots,” said Michael Quinley, President - Community Development.

Executing Key Initiatives
“Our entire organization has worked extremely hard to execute our key initiatives and produce these significant results in one year. On behalf of the entire board, I would like to personally thank our team for their efforts to move our Company forward. We remain focused on maximizing shareholder value, including evaluating the next best steps for Forestar,” added Jim Rubright, Chairman of the Board.
The Company will host a conference call on November 9, 2016 at 10:00 am ET to discuss results of third quarter 2016. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-844-634-1445 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-615-247-0254. The passcode is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-855-859-2056 in North America and at 1-404-537-3406 outside North America. The passcode for the replay is 97993686.

About Forestar Group
Forestar is a residential and mixed-use real estate development company. At third quarter-end 2016, we own directly or through ventures interests in 55 residential and mixed-use projects comprised of approximately 7,000 acres of real estate located in 11 states and 15 markets. The company also owns approximately 590,000 net acres of oil and gas fee minerals located in Texas, Louisiana, Georgia and Alabama. The company has water interests in 1.5 million acres which include a 45 percent nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes or sold from 1.4 million acres in Texas, Louisiana, Georgia and Alabama, and 20,000 acres of groundwater leases in central Texas. The company's non-core assets include about 75,000 acres of timberland and undeveloped land, and commercial and income producing properties which consist of three multifamily projects and two multifamily sites. Forestar operates in three business segments: real estate, mineral resources and other. Forestar’s address on the World Wide Web is www.forestargroup.com.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements, including but not limited to: general economic, market, or business conditions; market demand for our non-core assets; changes in commodity prices; opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit rates or availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Third Quarter		First Nine Months
	2016	2015	2016	2015
	(In thousands)
Revenues:
Real estate	$45,297	$27,957	$127,776	$100,196
Mineral resources	1,423	2,502	3,842	7,616
Other	487	1,726	1,199	5,372
Total revenues	$47,207	$32,185	$132,817	$113,184
Segment earnings (loss):
Real estate	$15,017	$5,154	$108,531	$29,747
Mineral resources	1,182	77	2,668	3,215
Other	(196)	(77)	(974)	(511)
Total segment earnings	16,003	5,154	110,225	32,451
Items not allocated to segments:
General and administrative expense	(4,505)	(8,343)	(13,992)	(19,540)
Share-based and long-term incentive compensation expense	(1,024)	(2,245)	(2,980)	(5,726)
Interest expense	(3,369)	(8,315)	(17,926)	(25,851)
Loss on extinguishment of debt, net	—	—	(35,864)	—
Other corporate non-operating income	58	38	283	133
Income (loss) from continuing operations before taxes	7,163	(13,711)	39,746	(18,533)
Income tax (expense) benefit	9,666	(43,568)	(7,415)	(41,699)
Net income (loss) from continuing operations attributable to Forestar Group Inc.	16,829	(57,279)	32,331	(60,232)
Loss from discontinued operations, net of taxes	(7,164)	(106,937)	(17,428)	(146,649)
Net income (loss) attributable to Forestar Group Inc.	9,665	(164,216)	14,903	(206,881)
Net income (loss) per diluted share:
Continuing operations	$0.40	$(1.67)	$0.76	$(1.76)
Discontinued operations	(0.17)	(3.12)	(0.41)	(4.28)
Net income (loss) per diluted share	$0.23	$(4.79)	$0.35	$(6.04)

Weighted average common shares outstanding (in millions):
Basic	34.1	34.3	34.2	34.2
Diluted (a)	42.3	34.3	42.3	34.2

	Third Quarter	Year-End
Supplemental Financial Information:	2016	2015
	(In thousands)
Cash and cash equivalents	$122,130	$96,442

Senior secured notes, net	5,195	224,647
Convertible senior notes, net of discount	103,637	104,719
Tangible equity unit notes, net	2,219	8,666
Other debt, net (b)	1,297	43,483
Total debt (c)	$112,348	$381,515
Net cash (debt)	$9,782	$(285,073)
 _____________________

(a)
Weighted average diluted shares outstanding for third quarter and first nine months 2015 excludes 7.9 million shares associated with tangible equity units issued during fourth quarter 2013. The actual number of shares to be issued in December 2016 will be between 6.5 million - 7.9 million shares based on the market value of our stock.

(b)
Other debt for third quarter-end 2016 and year-end 2015 excludes unconsolidated venture debt of $126.1 million and $134.7 million and outstanding letters of credit of approximately $13.7 million and $15.9 million. Other debt at year-end 2015 consists principally of $39.3 million in senior secured loans for Radisson Hotel & Suites and Eleven multifamily property. In second quarter 2016, we sold Radisson Hotel & Suites and Eleven for $130.0 million and $60.2 million. The proceeds were used to pay off the related senior secured loans of $39.3 million.

(c)	At third quarter-end 2016 and year-end 2015, $1,768,000 and $8,267,000 of unamortized deferred financing fees are deducted from our outstanding debt.

FORESTAR GROUP INC.
REAL ESTATE SEGMENT
PERFORMANCE METRICS

	Third Quarter		First Nine Months
	2016	2015	2016	2015
REAL ESTATE
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	332	301	1,105	1,109
Revenue per Lot Sold	$69,970	$76,623	$68,573	$75,019
Commercial Acres Sold	110	2	120	56
Revenue per Commercial Acre Sold	$76,187	$28,037	$99,800	$216,997
Undeveloped Acres Sold	6,501	4,616	13,898	6,595
Revenue per Acre Sold	$2,410	$2,190	$2,460	$2,411
Owned & Consolidated Ventures:
Residential Lots Sold	272	186	975	699
Revenue per Lot Sold	$69,131	$76,232	$67,301	$73,287
Commercial Acres Sold	108	2	116	27
Revenue per Commercial Acre Sold	$64,923	$28,037	$83,347	$109,802
Undeveloped Acres Sold	6,501	744	13,898	2,378
Revenue per Acre Sold	$2,410	$2,900	$2,460	$2,911
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	60	115	130	410
Revenue per Lot Sold	$73,773	$77,256	$78,108	$77,973
Commercial Acres Sold	2	—	4	29
Revenue per Commercial Acre Sold	$750,902	$—	$527,152	$311,995
Undeveloped Acres Sold	—	3,872	—	4,217
Revenue per Acre Sold	$—	$2,053	$—	$2,129

THIRD QUARTER 2016
RESIDENTIAL REAL ESTATE PIPELINE

Real Estate	Entitled Acres	Developed & Under Development Acres	Total Acres (a)
Residential
Owned	4,030	691
Ventures	739	182	5,642
Commercial
Owned	440	217
Ventures	191	94	942
Total Acres	5,400	1,184	6,584

 _____________________

(a)	Excludes acres associated with commercial and income producing properties.

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT

A summary of our real estate projects in the entitlement process (a) at third quarter-end 2016 follows:

Project	County	Market	Project Acres (b)
California
Hidden Creek Estates	Los Angeles	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	Los Angeles	30
Texas
Lake Houston	Harris/Liberty	Houston	3,700
Total			4,430
 _____________________

(a)
A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres are approximate and the actual number of acres entitled may vary.

TIMBERLAND AND UNDEVELOPED LAND

A summary of our non-core timberland and undeveloped land at third quarter-end 2016 follows:

Acres
Timberland
Alabama	1,900
Georgia	44,300
Texas	4,400
Higher and Better Use Timberland
Georgia	18,900
Entitled Undeveloped Land
Georgia	5,100
Total	74,600

FORESTAR GROUP INC.
REAL ESTATE PROJECTS

A summary of activity within our projects in the development process, which includes entitled, developed and under development real estate projects, at third quarter-end 2016 follows:

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining

Texas
Austin
Arrowhead Ranch	Hays	100%	2	382	—	19
The Colony	Bastrop	100%	475	1,448	22	5
Double Horn Creek	Burnet	100%	167	—	—	—
Hunter's Crossing	Bastrop	100%	510	—	54	51
La Conterra	Williamson	100%	202	—	3	—
Westside at Buttercup Creek	Williamson	100%	1,497	—	66	—
			2,853	1,830	145	75
Corpus Christi
Caracol	Calhoun	75%	16	58	—	14
Padre Island (b)	Nueces	50%	—	—	—	15
Tortuga Dunes	Nueces	75%	—	134	—	4
			16	192	—	33
Dallas-Ft. Worth
Bar C Ranch	Tarrant	100%	448	673	—	—
Keller	Tarrant	100%	—	—	1	—
Lakes of Prosper	Collin	100%	165	122	4	—
Lantana	Denton	100%	3,617	484	44	—
Maxwell Creek	Collin	100%	982	19	10	—
Parkside	Collin	100%	60	140	—	—
The Preserve at Pecan Creek	Denton	100%	619	163	—	7
River's Edge	Denton	100%	—	202	—	—
Stoney Creek	Dallas	100%	292	404	—	—
Summer Creek Ranch	Tarrant	100%	983	246	35	44
Timber Creek	Collin	88%	61	540	—	—
Village Park	Collin	100%	567	—	3	2
			7,794	2,993	97	53
Houston
Barrington Kingwood	Harris	100%	176	4	—	—
City Park	Harris	75%	1,468	—	58	104
Harper's Preserve (b)	Montgomery	50%	522	1,160	30	49
Imperial Forest	Harris	100%	74	354	—	—
Long Meadow Farms (b)	Fort Bend	38%	1,611	186	194	99
Southern Trails (b)	Brazoria	80%	942	53	1	—
Spring Lakes	Harris	100%	348	—	25	4
Summer Lakes	Fort Bend	100%	744	323	56	—
Summer Park	Fort Bend	100%	119	80	34	62
Willow Creek Farms II	Waller / Fort Bend	90%	154	111	—	—
			6,158	2,271	398	318

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining
San Antonio
Cibolo Canyons	Bexar	100%	1,104	721	97	58
Oak Creek Estates	Comal	100%	313	240	13	—
Olympia Hills	Bexar	100%	743	11	10	—
Stonewall Estates (b)	Bexar	50%	377	9	—	—
			2,537	981	120	58
Total Texas			19,358	8,267	760	537
Colorado
Denver
Buffalo Highlands	Weld	100%	—	164	—	—
Cielo	Douglas	100%	—	343	—	—
Johnstown Farms	Weld	100%	281	335	2	—
Pinery West	Douglas	100%	86	—	20	106
Stonebraker	Weld	100%	—	603	—	—
			367	1,445	22	106
Georgia
Atlanta
Harris Place	Paulding	100%	22	5	—	—
Montebello (b)	Forsyth	90%	—	224	—	—
Seven Hills	Paulding	100%	889	189	26	113
West Oaks	Cobb	100%	6	50	—	—
			917	468	26	113
North & South Carolina
Charlotte
Ansley Park	Lancaster	100%	—	307	—	—
Habersham	York	100%	76	111	—	6
Walden	Mecklenburg	100%	—	384	—	—
			76	802	—	6
Raleigh
Beaver Creek (b)	Wake	90%	24	169	—	—
			24	169	—	—
			100	971	—	6
Tennessee
Nashville
Beckwith Crossing	Wilson	100%	24	75	—	—
Morgan Farms	Williamson	100%	125	48	—	—
Scales Farmstead	Williamson	100%	—	197	—	—
Weatherford Estates	Williamson	100%	8	9	—	—
			157	329	—	—
Wisconsin
Madison
Juniper Ridge/Hawks Woods (b) (d)	Dane	90%	8	206	—	—
Meadow Crossing II (b) (c)	Dane	90%	3	169	—	—
			11	375	—	—

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining
Arizona, California, Missouri, Utah
Tucson
Boulder Pass (b) (c)	Pima	50%	3	85	—	—
Dove Mountain	Pima	100%	—	98	—	—
Oakland
San Joaquin River	Contra Costa/Sacramento	100%	—	—	108	180
Kansas City
Somerbrook	Clay	100%	173	222	—	—
Salt Lake City
Suncrest (b) (c)	Salt Lake	90%	—	171	—	—
			176	576	108	180
Total			21,086	12,431	916	942
____________________

(a)	Interest owned reflects our total interest in the project, whether owned directly or indirectly, which may be different than our economic interest in the project.

(b)	Projects in ventures that we account for using equity method

(c)	Venture project that develops and sells homes.

(d)	Venture project that develops and sells lots and homes.
A summary of our non-core multifamily properties, excluding two multifamily sites classified as held for sale, at third quarter-end 2016 follows:

Project	Market	Interest Owned (a)	Type	Acres	Description
Elan 99	Houston	90%	Multifamily	17	360-unit luxury apartment
Acklen	Nashville	30%	Multifamily	4	320-unit luxury apartment
HiLine	Denver	25%	Multifamily	18	385-unit luxury apartment
 _____________________

(a)	Interest owned reflects our total interest in the project, whether owned directly or indirectly, which may be different than our economic interest in the project.